UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 11, 2007


                              AUDIOVOX CORPORATION
             (Exact name of registrant as specified in its charter)


              Delaware                                   0-28839
              --------                                   -------
(State or other jurisdiction of  incorporation) (Commission File Number)

                                   13-1964841
                                   ----------
                      (I.R.S. Employer Identification No.)

150 Marcus Blvd., Hauppauge, New York                            11788
-------------------------------------                            -----
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code (631) 231-7750




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of file following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))






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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The Company hereby incorporates by reference the disclosure made in item 5.02 below.

ITEM 5.02  COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 11, 2007, Audiovox Corporation's Board of Directors authorized and approved a three-year employment contract effective March 1, 2007 with Mr. Patrick M. Lavelle (the "Employment Agreement"). The Employment Agreement will be automatically renewed for successive one year periods unless, either party notifies the other of his or its intention not to renew the agreement not less than one hundred eighty (180) days prior to the expiration of the initial or any renewal term, as the case may be.

During the term of the agreement Audiovox Corporation (the "Company") is to pay Mr. Lavelle an annual base salary of Seven Hundred Fifty Thousand ($750,000.00) Dollars per annum. The Company will also pay to Mr. Lavelle an annual bonus of Two Hundred Fifty Thousand ($250,000.00) Dollars for each and every Five Million ($5,000,000.00) Dollars of pre-tax profit earned by the Company during the fiscal year. In addition, the agreement provides for an annual discretionary merit based bonus, at the sole discretion of the Board, based on the Company's performance. Pursuant to the agreement, effective as of the first fiscal year the Company achieves any year-end pre-tax profit, and for each fiscal year thereafter during the employment period, the Company shall have credited to the Company's Deferred Compensation Plan Two Hundred Fifty Thousand ($250,000.00) Dollars for Mr. Lavelle's benefit, which sum shall be in addition to any other amounts that the Company may be required to pay for Mr. Lavelle's benefit under any deferred compensation plan established for the benefit of Mr. Lavelle and/or any other key executives of the Company.

In the event of the termination of Mr. Lavelle's employment, by the Company with or without cause, by Mr. Lavelle with or without good reason or by virtue of Mr. Lavelle's death or disability, Mr. Lavelle will be entitled to certain payments, continuation of benefits and vesting of stock based compensation depending on the reason for termination and all as more specifically set forth in the Employment Agreement filed herewith.

Mr. Lavelle is subject to a confidentiality restriction during his employment and thereafter, and to non-compete, non-solicitation and non-disparagement restrictions during his employment and for 24 months following termination.

The above is a summary of the terms of the Employment Agreement and is qualified in its entirety by reference to the Employment Agreement, a copy of which has been filed as Exhibit 10 to this Form 8-K.

In addition, on June 11, 2007 the Company's Board of Directors approved a compensation arrangement for Thomas C. Malone, CEO and President of Audiovox Electronics Corp. and Senior Vice President of the Company, which provides for an annual salary for fiscal 2008 of Two Hundred Twenty five ($225,000.00) Dollars with a guaranteed minimum annual aggregate salary and bonus of Four Hundred Twenty Five ($425,000.00) Dollars. Mr. Malone's bonus for fiscal 2008 will be calculated by multiplying the return on sales percentage by the pre-tax Audiovox Electronics Corp. income, with a cap on the return on sales percentage of five (5%) percent.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                         AUDIOVOX CORPORATION (Registrant)

Date:   June 15, 2007                    /s/ Charles M. Stoehr
                                         ---------------------------
                                         Charles M. Stoehr
                                         Senior Vice President and
                                         Chief Financial Officer


                                  EXHIBIT INDEX




Exhibit No.                Description
----------                 -----------

   10 Employment agreement between Audiovox Corporation and Patrick M. Lavelle effective as of March 1, 2007.











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